April 19, 2022 ManpowerGroup First Quarter Results Exhibit 99.2

FORWARD-LOOKING STATEMENT This presentation contains statements, including statements regarding economic uncertainty, the Russia-Ukraine war and other geopolitical uncertainty, financial and labor outlook, the Company’s strategic initiatives and technology investments, the impact of the Mexican labor regulation, and the potential impacts of the COVID-19 pandemic and the Company’s efforts to respond to such impacts, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements due to numerous factors. These factors include those found in the Company’s reports filed with the SEC, including the information under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2021, which information is incorporated herein by reference. The Company assumes no obligation to update or revise any forward-looking statements. We reference certain non-GAAP financial measures, which we believe provide useful information for investors. We include a reconciliation of these measures, where appropriate, to GAAP on the Investor Relations section of our website at manpowergroup.com.

Consolidated Financial Highlights Excludes the net impact of integration costs of $3.7M ($2.9M net of tax) and loss on Russia disposition of $8M in Q1 2022. EBITA is a non-GAAP financial measure and is defined herein as Operating Profit before Amortization of Intangible Assets. As Reported As Adjusted(1) Q1 Financial Highlights 4% 10% CC 6% OCC 4% 10% CC 6% OCC Revenue $5.1B 180 bps 150 bps OCC 180 bps 150 bps OCC Gross Margin 17.4% 43% 51% CC 33% OCC 56% 64% CC 46% OCC EBITA(2) $148M ($162M as adjusted) 80 bps 50 bps OCC 100 bps 80 bps OCC EBITA(2) Margin 2.9% (3.1% as adjusted) 41% 49% CC 36% OCC 55% 63% CC 50% OCC Operating Profit $139M ($152M as adjusted) 70 bps 60 bps OCC 100 bps 80 bps OCC OP Margin 2.7% (3.0% as adjusted) 51% 60% CC 46% OCC 69% 78% CC 64% OCC EPS $1.68 ($1.88 as adjusted)

EPS Bridge – Q1 vs. Guidance Midpoint

Business Line Revenue Q1 2022(1) Business line classifications can vary by entity and are subject to change as service requirements change. Experis showing strong growth and integration of the U.S. acquisition is proceeding well Continued strong growth in market-leading RPO and MSP offerings Solid organic constant currency growth in Manpower during the first quarter Higher margin brands growing at double-digit growth rates MANPOWER EXPERIS TALENT SOLUTIONS 35%

Consolidated Gross Margin Change

Trend Business Line Gross Profit – Q1 2022(1) (1) Business line classifications can vary by entity and are subject to change as service requirements change. █ Manpower █ Experis █ Talent Solutions █ ManpowerGroup – Total Total Gross Profit $897M

SG&A Expense Bridge – Q1 YoY (in millions of USD) Reported and as adjusted ratios are unfavorably impacted 10 bps due to the effect of currency exchange rates on our business mix. In constant currency, SG&A reported and as adjusted are 14.6% and 14.4% of revenue, respectively. (2)

Operating Unit Profit (OUP) is the measure that we use to evaluate segment performance. OUP is equal to segment revenues less direct costs and branch and national headquarters operating costs. Americas Segment (24% of Revenue) As Reported As Adjusted(1) Q1 Financial Highlights 25% 26% CC 7% OCC 25% 26% CC 7% OCC Revenue $1.3B 65% 66% CC 22% OCC 74% 75% CC 31% OCC OUP $73M ($77M as adjusted) 140 bps 60 bps OCC 170 bps 100 bps OCC OUP Margin 5.8% (6.1% as adjusted) Excludes the impact of integration costs of $3.7M in Q1 2022.

Americas – Q1 Revenue Trend YoY

Southern Europe Segment (43% of Revenue) As Reported Q1 Financial Highlights 2% Revenue $2.2B 8% CC 30% OUP $95M 38% CC 90 bps OUP Margin 4.3%

Southern Europe – Q1 Revenue Trend YoY

As Reported As Adjusted(1) Q1 Financial Highlights 3% 2% CC 4% OCC 3% 2% CC 4% OCC Revenue $1.1B 32% 35% CC 28% OCC 88% 92% CC 114% OCC OUP $3M ($9M as adjusted) 10 bps 10 bps OCC 40 bps 40 bps OCC OUP Margin 0.3% (0.8% as adjusted) Northern Europe Segment (21% of Revenue) Excludes the loss on disposition of our Russia business of $5.8M in Q1 2022. An additional $2.2M net loss related to the disposition of Russia is recorded outside of the geographic segment representing $3.9M within Corporate expense offset by a currency translation gain of $1.7M in Other expenses.

Northern Europe – Q1 Revenue Trend YoY Revenue trend includes the loss of revenues since the sale of Russia. On an organic CC basis, the revenue trend is +11%.

APME Segment (12% of Revenue) As Reported Q1 Financial Highlights 1% Revenue $618M 6% CC 1% OUP $19M 10% CC 10 bps OUP Margin 3.1%

APME – Q1 Revenue Trend YoY (1)

Cash Flow Summary – YTD

Balance Sheet Highlights Total Debt (in millions of USD) Total Debt to Total Capitalization Total Debt Net Debt Net (Cash)

Debt and Credit Facilities – March 31, 2022 (in millions of USD) (3) (1)(2) The $600M agreement requires that we comply with a Leverage Ratio (net Debt-to-EBITDA) of not greater than 3.5 to 1 and a Fixed Charge Coverage Ratio of not less than 1.5 to 1, in addition to other customary restrictive covenants. As defined in the agreement, we had a net Debt-to-EBITDA ratio of .92 to 1 and a fixed charge coverage ratio of 5.56 to 1 as of March 31, 2022. (In the agreement, net debt is defined as total debt less cash in excess of $400M.) As of March 31, 2022, there were $0.5M of standby letters of credit issued under the agreement. Under the $600M agreement, we have an option to increase the total availability under the facility by an additional $200M. Represents subsidiary uncommitted lines of credit & overdraft facilities, which total $340.9M. Total subsidiary borrowings are limited to $300M due to restrictions in our Revolving Credit Facility, with the exception of Q3 when subsidiary borrowings are limited to $600M. Interest Rate Maturity Date Total Outstanding Remaining Available Euro Notes - €500M 1.809% Jun 2026 550 - Euro Notes - €400M 1.913% Sep 2022 443 - Revolving Credit Agreement 1.450% Jun 2023 50 549 Uncommitted lines and Other Various Various 21 320 Total Debt 1,064 869

Second Quarter 2022 Outlook Revenue Total Down 2/Up 2% (6-10% CC) (2-6% OCC) Americas Up 22-26% (24-28% CC) (5-9% OCC) Southern Europe Down 2-6% (Up 3-7% CC) Northern Europe Down 8-12% (Flat/Down 4% CC) (Down 1%/Up 3% OCC) APME Flat/Down 4% (Up 3-7% CC) Gross Profit Margin 17.7 – 17.9% EBITA(1) Margin 3.6 – 3.8% Operating Profit Margin 3.4 – 3.6% Tax Rate 30.0% EPS $2.31 – $2.39 (unfavorable $0.19 currency) EBITA is a non-GAAP financial measure and is defined herein as Operating Profit before Amortization of Intangible Assets. Estimates do not include second quarter impact of acquisition integration costs of approximately $4M to $6M.

Our first quarter results reflect strength of brands and geographic footprint with revenue growth of 10% in constant currency Gross profit margin of 17.4% reflects good pricing discipline, strong permanent recruitment activity and improved business mix Very good progress in advancing our Diversification, Digitization and Innovation initiatives to date during 2022 Recognized as one of the World’s Most Ethical Companies for the 13th year by Ethisphere Key Take Aways

Appendix

Industry Vertical Composition – Q1 2022 Manufacturing, 40.3%